                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                  (MILLIONS)
                                                                  SIX MONTHS
                                                                     ENDED
                                                                   JUNE 30,
                                                                  ------------
                                                                  1994   1993
                                                                  -----  -----
Income from continuing operations................................  $295   $180
Add:
  Interest.......................................................   321    400
  Portion of rentals representative of interest factor...........    34     35
  Income tax expense and other taxes on income...................   197    147
  Amortization of interest capitalized applicable to nonutility
   companies.....................................................     4      4
  Undistributed earnings of affiliated companies in which less
   than a 50% voting interest is owned...........................    (5)    (1)
                                                                  -----  -----
    Earnings as defined.......................................... $ 846   $765
                                                                  =====  =====
Interest......................................................... $ 321   $400
Interest capitalized.............................................     3      1
Portion of rentals representative of interest factor.............    34     35
                                                                  -----  -----
    Fixed charges as defined..................................... $ 358   $436
                                                                  =====  =====
Ratio of earnings to fixed charges...............................  2.36   1.75
                                                                  =====  =====
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